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                                                                       EXHIBIT 5

                                 April 20, 2001

Liberate Technologies
2 Circle Star Way
San Carlos, CA  94070

                  Re:      Liberate Technologies (the "Company")
                           Registration Statement for
                           an aggregate of 6,213,052 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 6,213,052 shares of Common Stock available for issuance under the Company's 1999 Employee Stock Purchase Plan (collectively, the "Plans"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plans and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Kent Walker

                                                 Kent Walker
                                                 General Counsel